Exhibit A
LIMITED POWER OF ATTORNEY
For purposes of the investment in Enstar Group Limited (“Enstar”) held by Trident II, L.P. (“Trident II”) and Marsh & McLennan Employees’ Securities Company, L.P. (“Trident II ESC”), the undersigned, Marsh & McLennan GP I, Inc. (“MMC GP”), does hereby irrevocably constitute and appoint Stone Point Capital LLC (“Stone Point”), with full power of substitution, the true and lawful attorney-in-fact and agent of the undersigned to act on behalf of Trident II ESC, to execute, acknowledge, verify, swear to, deliver, record and file any and all of the following:
(a)	all filings, if any, with the U.S. Securities and Exchange Commission to be made by Trident II ESC with respect to its ownership in Castlewood including without limitation SEC Forms 3, 4 and 5 as well as SEC Schedule 13D or 13G;

(b)	all documents and agreements to be executed by Trident II ESC relating to the holding and disposition of shares of common stock of Castlewood owned by Trident II ESC, provided that the disposition of shares by Trident II ESC shall be permitted only if it is in parallel with Trident II, as required under the terms of that certain amended and restated co-investment agreement, dated as of May 31, 2005, among Trident II, Trident II ESC and the other parties thereto; and

(c)	any other documents, instruments or agreements determined by Stone Point to be necessary in connection with the foregoing.
Any person dealing with Trident II ESC may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized, regular and binding, without further inquiry.
THIS POWER OF ATTORNEY AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THIS POWER OF ATTORNEY EXPIRES MARCH 31, 2010.

MARSH & McLENNAN EMPLOYEES’ SECURITIES COMPANY, L.P. By: MARSH & MCLENNAN GP I, INC.
By:	/s/ Luciana Fato
	Name:	Luciana Fato
	Title:	Secretary

January 23, 2008